Exhibit 99.1

Kellogg Company Financial News Release

KELLOGG COMPANY BOARD OF DIRECTORS APPROVES SEPARATION INTO TWO COMPANIES,

KELLANOVA AND WK KELLOGG CO

•	Kellogg Company’s Board of Directors approved the pending separation of Kellogg Company into Kellanova and WK Kellogg Co

•	The separation is expected to become effective on October 2, 2023

•	The Company also set the distribution ratio of shares at 1 share of WK Kellogg Co for every 4 shares of current Kellogg Company

•	The Company believes that the separation will create two stronger, more focused companies, each with a strong financial outlook

BATTLE CREEK, Mich., Sept. 11, 2023 /PRNewswire/ – Kellogg Company (NYSE: K) today announced that its Board of Directors formally approved the previously announced separation into two independent, publicly traded companies, Kellanova and WK Kellogg Co.

Upon completion of the separation on October 2, 2023, Kellogg Company will be renamed Kellanova, and will continue to trade on the New York Stock Exchange (NYSE) under the ticker symbol “K”, while WK Kellogg Co is expected to begin trading on the NYSE under the ticker symbol “KLG”.

At 12:01am EDT on October 2, 2023, Kellogg shareowners of record as of September 21, 2023, will receive 1 share of WK Kellogg Co (KLG) for every 4 shares of Kellogg Company (K) owned.

“After more than a year of comprehensive planning and execution, we are more confident than ever that the separation will produce two stronger companies and create substantial value for shareowners,” stated Steve Cahillane, Kellogg Company’s Chairman and Chief Executive Officer.

Two Stronger, More Focused Companies

Kellanova will feature a growth-oriented portfolio that is weighted toward snacks and emerging markets, and will be led by highly differentiated brands with considerable opportunity for expansion. It is projected to generate net sales of approximately $13.4-$13.6 billion and adjusted-basis EBITDA1 of approximately $2.25-$2.3 billion2 in 2024. Kellanova expects to deliver long-term annual growth rates of 3-5% for net sales (organic basis), 5-7% for operating profit (currency neutral and adjusted basis), and 7-9% for earnings per share (currency neutral and adjusted basis), including in 2024 on a like-for-like basis excluding WK Kellogg Co.

“We are looking forward to a new era as Kellanova, marked by a more growth-oriented portfolio, a renewed vision and strategy, and an energized organization grounded by a winning culture and our founder’s values,” said Mr. Cahillane, who will remain Chairman and Chief Executive Officer of Kellanova. “These elements build on what has already been a track record of strong and consistent financial performance for the Kellanova portfolio.”

Building on a foundation of iconic brands and a leading share position in North American cereal, WK Kellogg Co will focus and integrate its commercial strategy and execution, while modernizing its supply chain, all of which it expects will result in improved competitiveness, profitability, and cash flow. WK Kellogg Co projects net sales of approximately $2.7 billion and adjusted-basis EBITDA1 of approximately $255-$265 million2 in 2024. It expects to improve its adjusted-basis EBITDA margins by 500 basis points2 by the end of 2026, through supply chain modernization and a stable top-line trajectory.

“WK Kellogg Co has a 117-year legacy of innovation and the soul of a start-up, with an organization incredibly energized by our future,” remarked Gary Pilnick, who will serve as WK Kellogg Co’s Chairman and Chief Executive Officer following the separation. “As a standalone company, we will benefit immediately from the executional advantages of increased focus and end-to-end integration, while we modernize our supply chain and substantially improve our profit margins. We’re on a profitable journey to take this great business to the next level.”

For details regarding the two companies’ strategies, capital structures, and financial outlooks, please refer to the press release and presentations from the Company’s August 9, 2023, “Day@K” investor event.

Additional Details About the Distribution

The completion of the distribution is subject to a number of customary conditions, including the Securities and Exchange Commission (the “SEC”) having declared effective WK Kellogg Co’s Registration Statement on Form 10, as amended, which WK Kellogg Co has filed with the SEC and is available at the SEC’s website at http://www.sec.gov. In addition to the public filing of the Form 10, Kellogg Company has posted supplemental business and other information about the Company and WK Kellogg Co to its investor website at http://investor.kelloggs.com. A dedicated website providing ongoing information about the separation is available at https://www.unleashingourpotential.com.

The receipt of WK Kellogg Co common stock in the distribution will be tax-free to Kellogg Company shareowners for U.S. federal income tax purposes, except for the gain or loss attributable to cash received in lieu of fractional shares of WK Kellogg Co common stock. Kellogg Company shareowners are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the separation.

Kellogg shareowners of record on September 21, 2023, will receive one share of WK Kellogg Co common stock for every four shares of Kellogg Company common stock they hold. Kellogg Company expects that a “when issued” public trading market for WK Kellogg Co’s common stock will commence on September 27, 2023 under the symbol “KLG WI.” Kellogg Company also anticipates that “regular way” trading of WK Kellogg Co’s common stock will begin on October 2, 2023.

Kellogg Company has been advised by the NYSE that Kellogg Company common stock will trade “regular way” with due-bills on the NYSE under the symbol “K” from September 20, 2023 through September 29, 2023. On September 27, 2023, an ex-distribution market for Kellogg Company common stock will begin on the NYSE under the symbol “K WI” and continue through September 29, 2023. Any holders of shares of Kellogg Company common stock who sell Kellogg Company shares regular way on or before September 29, 2023 will also be selling their right to receive shares of WK Kellogg Co common stock. Additionally, holders of shares of Kellogg Company common stock who sell in the “ex-distribution” market on or before September 29, 2023 will be selling only his or her shares of Kellogg Company common stock and will be retaining his or her right to receive shares of WK Kellogg Co common stock in the distribution. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling WK Kellogg Co common stock on or before the distribution date.

About Kellogg Company

At Kellogg Company (NYSE: K), our vision is a good and just world where people are not just fed but fulfilled. We are creating better days and a place at the table for everyone through our trusted food brands. Our beloved brands include Pringles®, Cheez-It®, Special K®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR®, MorningStar Farms® and more. Net sales in 2022 were over $15.3 billion, comprised principally of snacks as well as convenience foods like cereal, frozen foods, and noodles. As part of our Kellogg’s® Better Days Promise ESG strategy, we’re addressing the interconnected issues of wellbeing, climate and food security, creating Better Days for 3 billion people by the end of 2030 (from a 2015 baseline). Visit www.KelloggCompany.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include predictions of future results or activities and may contain the words “expect,” “believe,” “will,” “can,” “anticipate,” “estimate,” “project,” “should,” or words or phrases of similar meaning, including but not limited to: The anticipated separation of WK Kellogg Co, future operating and financial performance, product development, market position and business strategy. The viewer is cautioned not to rely on these forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the ability to effect the separation transaction described above and to meet the conditions related thereto, (2) the ability of WK Kellogg Co to succeed as a standalone publicly traded company, (3) potential uncertainty during the pendency of the separation transaction that could affect Kellogg Company’s financial performance, (4) the possibility that the separation transaction will not be completed within the anticipated time period or at all, (5) the possibility that the separation transaction will not achieve its intended benefits, (6) the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with the separation transaction, (7) uncertainty of the expected financial performance of Kellanova or the separated WK Kellogg Co following completion of the separation transaction, (8) negative effects of the announcement or pendency of the separation transaction on the market price of Kellogg Company’s securities and/or on the financial performance of Kellogg Company, (9) evolving legal, regulatory and tax regimes, (10) changes in general economic and/or industry specific conditions, (11) actions by third parties, including government agencies and (12) other risk factors as detailed from time to time in Kellogg Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K, periodic Quarterly Reports on Form 10-Q, periodic Current Reports on Forms 8-K and other documents filed with the SEC. Copies of these filings are available online at www.sec.gov, www.investor.kelloggs.com or on request from Kellogg Company. The foregoing list of important factors is not exclusive. Any forward-looking statement made in this press release speaks only as of the date of this press release. Kellogg Company does not undertake to update any forward-looking statement as a result of new information or future events or developments.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. Items excluded from our non-GAAP financial measures are discussed in the “Significant items impacting comparability” section of our SEC filings. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team, especially in connection with the spin-off, and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. Please refer to the Appendix provided herein for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company cannot provide reconciliations to the most closely comparable GAAP measures for the forward-looking non-GAAP financial measures included in this presentation because it is unable to provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices). Thus, the Company is unable to present a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this presentation to their most directly comparable forward-looking GAAP financial measures because such information is not available.

Footnotes:

[1]

For Kellanova, Earnings Before Interest, Depreciation & Amortization, calculated as Net Income derived in accordance with U.S. GAAP, adjusted for: Interest expense, Income tax expense (benefit), Depreciation and amortization expense, commodity and foreign currency hedge mark-to-market impacts, Other income/expense, Earnings from unconsolidated entities, Income attributable to noncontrolling interests, separation costs related to the spin-off, and business and portfolio realignment costs. For WK Kellogg Co, Earnings Before Interest, Depreciation & Amortization, calculated as Net income (loss) derived in accordance with U.S. GAAP, adjusted for: Interest expense, Income tax expense (benefit), Depreciation and amortization expense, commodity and foreign currency hedge mark-to-market impacts, Other income/expense, separation costs related to the spin-off from Kellogg Company and business and portfolio realignment costs.

For Kellanova reconciliations to GAAP measures, see the Kellanova investor event presentation found at: https://investor.kelloggs.com. For WK Kellogg Co reconciliations to GAAP measures, see the WK Kellogg Co investor event presentation found at: https://investor.kelloggs.com.

[2]

For detail on certain adjustments made to forward-looking Kellanova GAAP measures, see Forward-Looking Guidance – Non-GAAP Measures, included in the Kellanova investor event presentation found at: https://investor.kelloggs.com. For detail on certain adjustments made to forward-looking WK Kellogg Co GAAP measures, see Non-GAAP Measures in Outlook, included in the WK Kellogg Co investor event presentation found at: https://investor.kelloggs.com.

[K-FIN]

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